As filed with the Securities and Exchange Commission on July 10, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TIBCO SOFTWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0449727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

2008 EQUITY INCENTIVE PLAN

2008 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

William R. Hughes

Executive Vice President,

General Counsel and Secretary

TIBCO Software Inc.

3303 Hillview Avenue

Palo Alto, CA 94304

(Name and address of agent for service)

(650) 846-1000

(Telephone number, including area code, of agent for service)

Copy to:

Katharine A. Martin, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share
—2008 Equity Incentive Plan	16,500,000	$7.45	$122,925,000.00	$4,830.95
—2008 Employee Stock Purchase Plan	10,000,000	$7.45	$ 74,500,000.00	$2,927.85
Total	26,500,000		$197,425,000.00	$7,758.80

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2008 Equity Incentive Plan or 2008 Employee Stock Purchase Plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 2008 Equity Incentive Plan or 2008 Employee Stock Purchase Plan, based upon the average of the high and low sales prices of the Registrant’s Common Stock on July 7, 2008 as reported on the NASDAQ Global Select Market.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

TIBCO SOFTWARE INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by TIBCO Software Inc. (the “Registrant”) with the Securities Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement (other than information in a report on Form 8-K that is “furnished” and not “filed” pursuant to Form 8-K, and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information):

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007, filed with the Commission on January 25, 2008, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on January 29, 2008;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 2, 2008, filed with the Commission on April 10, 2008;

(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on April 17, 2008, April 21, 2008, May 9, 2008, and June 18, 2008;

(d) The description of the Registrant’s common stock from its registration statement on Form 8-A, filed with the Commission on July 1, 1999, and any amendment or report filed with the Commission for the purposes of updating such description.

In addition, all documents subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such documents.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

Item 8.	Exhibits

Exhibit Number	Description

4.1	2008 Equity Incentive Plan

4.2	2008 Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings

1.	The undersigned Registrant hereby undertakes:

(a.)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i.)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii.)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii.)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b.)	That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c.)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 10th day of July, 2008.

TIBCO SOFTWARE INC.

By:	/s/ Murray D. Rode
Murray D. Rode
Chief Financial Officer and Executive Vice President, Strategic Operations

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Murray D. Rode as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vivek Y. Ranadivé Vivek Y. Ranadivé	Chief Executive Officer, Chairman of the Board of Directors and Director (Principal Executive Officer)	July 10, 2008

/s/ Murray D. Rode Murray D. Rode	Chief Financial Officer and Executive Vice President, Strategic Operations (Principal Financial Officer)	July 10, 2008

/s/ Sydney L. Carey Sydney L. Carey	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)	July 10, 2008

/s/ Eric Dunn Eric Dunn	Director	June 21, 2008

/s/ Naren Gupta Naren Gupta	Director	July 10, 2008

/s/ Peter Job Peter Job	Director	June 26, 2008

Philip K. Wood	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	2008 Equity Incentive Plan

4.2	2008 Employee Stock Purchase Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

5